================================================================================


                                LEASE AGREEMENT
                                (1992 757 [__])

                        Dated as of December [__], 1992

                                    Between

                         THE CONNECTICUT NATIONAL BANK,
                        Not in its Individual Capacity,
                              except as expressly
                         provided herein, but solely as
                                 Owner Trustee,
                                     Lessor

                                      and

                             UNITED AIR LINES, INC.
                                     Lessee



                             United Air Lines, Inc.
                         1992 757 [__] Equipment Trust
                       One Boeing Model 757-222 Aircraft
                       Manufacturer's Serial No. [_____],
                        U.S. Registration No.  N[_____]


     As set forth in Section 20 hereof, Lessor has assigned to the Mortgagee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee on the signature page thereof.


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
SECTION  1.    Definitions............................................1

SECTION  2.    Acceptance and Lease..................................20

SECTION  3.    Term and Rent.........................................20
        (a)    Interim Term and Basic Term...........................20
        (b)    Basic Rent............................................21
        (c)    Adjustments to Basic Rent, Excess Amount, Stipulated
               Loss Values, Termination Values and Special
               Termination Values....................................21
        (d)    Supplemental Rent.....................................23
        (e)    Payments in General...................................24
        (f)    Rent Rebate...........................................25
        (g)    Prepayments of Certain Rent Payments..................25

SECTION  4.    Lessor's Representations and Warranties...............26

SECTION  5.    Return of the Aircraft................................28
        (a)    Condition Upon Return.................................28
        (b)    Return of Other Engines...............................31
        (c)    Fuel; Manuals.........................................31
        (d)    Storage Upon Return...................................32
        (e)    Severable Parts.......................................32

SECTION  6.    Liens.................................................33

SECTION  7.    Registration, Maintenance and Operation; Possession
               and Subleases; Insignia...............................33
        (a)    (1)   Registration and Maintenance....................34
        (b)    Possession and Subleases..............................36
        (c)    Insignia..............................................39

SECTION  8.    Replacement and Pooling of Parts; Alterations,
               Modifications and Additions...........................40
        (a)    Replacement of Parts..................................40
        (b)    Pooling of Parts......................................41
        (c)    Alterations, Modifications and Additions..............41

SECTION  9.    Voluntary Termination.................................43
        (a)    Termination Event.....................................43
        (b)    Option to Purchase....................................44
        (c)    Optional Sale of the Aircraft.........................45
        (d)    Termination as to Engines.............................47

SECTION  10.   Loss, Destruction, Requisition, etc...................48
        (a)    Event of Loss with Respect to the Aircraft............48


          (b)   Event of Loss with Respect to an Engine......................51
          (c)   Application of Payments from Governmental
                Authorities for Requisition of Title, etc....................52
          (d)   Requisition for Use of the Aircraft by the United
                States Government or Government of Registry of the
                Aircraft.....................................................53
          (e)   Requisition for Use of an Engine by the United
                States Government or the Government of Registry of
                the Aircraft.................................................55
          (f)   Application of Payments During Existence of Events
                of Default...................................................55

SECTION  11.    Insurance....................................................55
          (a)   Public Liability and Property Damage Insurance...............55
          (b)   Insurance Against Loss or Damage to the Aircraft.............56
          (c)   Reports, etc.................................................58
          (d)   Self-Insurance...............................................60
          (e)   Additional Insurance by Lessor and Lessee....................61
          (f)   Indemnification by United States Government in Lieu
                of Insurance.................................................61
          (g)   Application of Payments During Existence of an Event
                of Default...................................................61
          (h)   Terms of Insurance Policies..................................61

SECTION  12.    Inspection...................................................63

SECTION  13.    Assignment...................................................64

SECTION  14.    Events of Default............................................64

SECTION  15.    Remedies.....................................................67

SECTION  16.    Lessee's Cooperation Concerning Certain Matters..............71

SECTION  17.    Notices......................................................73

SECTION  18.    Net Lease, No Set-Off, Counterclaim, etc.....................74

SECTION  19.    Renewal Options; Purchase Options; Valuation.................76
          (a)   Renewal Options..............................................76
          (b)   Purchase Options.............................................78
          (c)   Valuation....................................................79

SECTION  20.    Security for Lessor's Obligation to Holders of Loan
                Certificates.................................................80

SECTION  21.    Lessor's Right to Perform for Lessee.........................81

SECTION  22.    Investment of Security Funds; Liability of Lessor Limited....81


          (a)    Investment of Security Funds................................81
          (b)    Liability of Lessor Limited.................................82

SECTION  23.     Miscellaneous...............................................82

SECTION  24.     Successor Trustee...........................................83

                                    EXHIBITS

EXHIBIT A      Form of Lease Supplement

EXHIBIT B      Basic Rent and Excess Amount Schedule

EXHIBIT C      Stipulated Loss Value Schedule

EXHIBIT D      Termination Value Schedule

EXHIBIT E      Rent Recalculation and Indemnification Verification

EXHIBIT F      Schedule of Countries Authorized for Domicile of Permitted
               Sublessees

EXHIBIT G      Schedule of Countries Authorized for Aircraft Registration

EXHIBIT H      Lessor's Cost, Special Termination Values and FPO Percentage

                        LEASE AGREEMENT (1992 757 [__])

     This LEASE AGREEMENT (1992 757 [__]), dated as of December [__], 1992, between THE CONNECTICUT NATIONAL BANK, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee");

                                  WITNESSETH:

     SECTION 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "Acceptable Alternate Engine" means a Pratt & Whitney Model PW2037 engine or another Pratt & Whitney Model engine of equivalent or greater value, utility, remaining useful life and airworthiness, and suitable for installation and use on the Airframe; provided that an engine of another manufacturer of equivalent or greater value, utility, remaining useful life and airworthiness, and suitable for installation and use on the Airframe will constitute an Acceptable Alternate Engine if at the time of replacement Pratt & Whitney is no longer manufacturing engines certificated for use on the Airframe, Lessee does not at the time of replacement own or lease any Pratt & Whitney engines certificated for use on the Airframe or, except in connection with the return of the Aircraft under Section 5 hereof, Pratt & Whitney is no longer manufacturing engines which reasonably fulfill Lessee's operational requirements; and provided further that such engine shall be of the same make, model and manufacturer as the other engine installed on the Airframe and shall be an engine of a type then being utilized by Lessee on a significant number of other Boeing Model 757-222 aircraft operated by Lessee.

          "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Mortgagee, the Owner Participant, the Certificate Holders and Lessee in its capacity as sublessor under any Sublease.

          "Additional Parts" has the meaning set forth in Section 8(c) hereof.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with, such Person. The term "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "After-Tax Basis" means (i) with regard to any payment required or deemed to be made by Lessee to any Relevant Indemnitee, a total amount which after (A) taking into account any current Tax benefit, deduction or credit which arises from the payment by the Relevant Indemnitee of any amount, including Taxes, for which the payment to be received by the Relevant Indemnitee is made and which actually reduces any Taxes for which the Lessee is not required to indemnify such Relevant Indemnitee under either Section 7(b) of the Participation Agreement or the Tax Indemnity Agreement, and (B) deduction of all Taxes required to be paid by the recipient in respect of the receipt or accrual of such total amount, shall be equal to the payment required or deemed to be made by Lessee to such Relevant Indemnitee, and (ii) with regard to any payment required to be made by any Relevant Indemnitee to Lessee, a total amount which after (A) taking into account any Taxes required to be paid by the Relevant Indemnitee on account of the receipt or accrual of the amount, if any, which causes the Relevant Indemnitee to make a payment to Lessee, and (B) deduction of all Taxes saved by the Relevant Indemnitee as a result of paying or accruing such total amount, shall be equal to the payment required to be made by such Relevant Indemnitee to Lessee.

          "Aircraft" means the Airframe together with the two Engines whether or not such Engines are installed on the Airframe or any other airframe.

          "Airframe" means: (i) The Boeing Model 757-222 aircraft (excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's Serial Number set forth in the Lease Supplement; (ii) any and all Parts which are from time to time incorporated or installed in or attached thereto (but not an Engine) and any and all parts removed therefrom, so long as title thereto remains vested in Lessor in accordance herewith; and (iii) any replacement airframe which may from time to time be substituted pursuant to Section 10(a)(ii) hereof.

          "Assignment of Guaranty" means that certain Assignment of Guaranty (1992 757 [__]), dated as of the date hereof, from the Owner Trustee to the Mortgagee.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

          "Base Rate" means the rate of interest announced from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used).

          "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as increased or decreased, as the case may be, by the Rent Differential, and as adjusted as provided in
     Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to
     Section 19.

          "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3 (a) hereof beginning on the Commencement Date, and ending on December [__], 2014, or such earlier date as this Lease may be terminated in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois; New York City, New York; London, England; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding; the city and state in which the principal place of business of the Mortgagee is located and the city and state in which the Mortgagee receives and disburses funds.

          "Certificate Holder" has the meaning set forth in the Trust Indenture.

          "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "Closing Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is sold by Lessee to Lessor and leased by Lessor to Lessee and accepted by Lessee hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended through the Closing Date.

          "Commencement Date" has the meaning set forth in the initial Lease Supplement.

          "Commitment" means the commitment of each of the Loan Participants or of the Owner Participant, as the case may be, to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft.

          "Consent and Agreement" means the Consent and Agreement (1992 757 [__]), dated as of the date hereof, executed by Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Debt Rate" means, at any time, the interest rate borne by the Loan Certificates then outstanding.

          "Default" means any event or condition which with the giving of notice or the lapse of time or both would become an Event of Default.

          "Dollars" and "$" mean the lawful currency of the United States of America.

          "Engine" means (i) each of the two Pratt and Whitney Model PW2037 engines listed by manufacturer's serial numbers set forth in the Lease Supplement and installed on the Airframe at the time of the Lessee's delivery to Owner Trustee of such Airframe, whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine or replacement engine which may from time to time be substituted for either of such two engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

          "Event of Default" has the meaning set forth in Section 14 hereof.

          "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or comprised total loss; (iii) the theft or disappearance of such property for a period in excess of 180 consecutive days; (iv) (a) the confiscation, condemnation, or seizure of, or requisition or taking of title to, or (b) the requisition for use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or by any other government of registry of the Aircraft, or any agency or instrumentality of any thereof), which in the case of any event referred to in this clause (iv) shall have resulted in the loss of possession of such property by Lessee for a period in excess of 180 consecutive days or, if earlier, until the end of the Term; (v) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days or, if earlier, until the end of the Term, unless Lessee, prior to the expiration of such 180-day period (or such shorter period prior to the end of the Term), shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if (a) Lessor and Mortgagee waive such Event of Loss or (b) such prohibition has been applicable to Lessee's entire fleet of Boeing Model 757-222 aircraft registered in such jurisdiction and Lessee, prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee; (vi) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have continued beyond the Term and Lessor shall not have furnished the written notice specified in Section 10(d) hereof; and (vii) with respect to an Engine only, any divestiture of title to such Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "Excess Amount" for the Commencement Date means the amount in Dollars set forth in Exhibit B hereto opposite the Commencement Date (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof).

          "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of the Owner Participant or the Owner Trustee in its individual capacity, the Mortgagee, in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Sections 7(b) and 7(c) of the Participation Agreement and all payments of Supplemental Rent by Lessee in respect thereof, (ii) proceeds of insurance (or proceeds of governmental indemnities provided in lieu thereof) in respect of the Aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Mortgagee in their respective individual capacities or by the Owner Participant, (iii) proceeds of casualty insurance (or proceeds of governmental indemnities provided in lieu thereof) maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) and not required under Section 11 hereof, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee and all payments of Supplemental Rent by Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) fees and expenses payable to the Owner Trustee or the Mortgagee pursuant to the last paragraph of Section 7(c) of the Participation Agreement, (vi) provided that the Loan Certificates shall have been duly assumed by Lessee pursuant to Section 2.12 of the Trust Indenture, the amount payable to Lessor pursuant to (a) clauses 2(B)(y) and 2(B)(z) of Section 9(b) of this Lease, or (b) Section 19(b) of this Lease (after taking into account the credit specified in the last sentence of such Section), (vii) any interest that pursuant to the Operative Documents may from time to time accrue in respect of any of the amounts described in clauses (i) through (vi) above, (viii) any amount paid pursuant to the Guaranty Agreement in respect of any of the amounts described in clauses
     (i) through (vii) above and (ix) any right to demand, collect, sue for, or otherwise secure and enforce the payment of any amount described in clauses
     (i) through (viii) above (other than the right to declare this Lease to be in default or to exercise any remedies hereunder; provided, however, that Lessor may demand payment of any Excluded Payments payable by Lessee and may commence an action against Lessee to require payment of the same).

          "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of the violation of laws or regulatory requirements of any kind), actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses and, to the extent not required to be paid by the Owner Trustee pursuant to Section 17 of the Participation Agreement, Transaction Expenses, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, but excluding internal costs and expenses such as salaries, any amounts that would be included in Funding Costs or Increased Cost described in Section 20 of the Participation Agreement, any amounts described in paragraph 4 or 5 of the Loan Certificates and overhead of whatsoever kind and nature).

          "Fair Market Renewal Term" has the meaning set forth in Section 19(a)(2) hereof.

          "Fair Market Rental Value" means the fair market rental value determined as provided in Section 19(c) hereof.

          "Fair Market Sales Value" means the fair market sales value determined as provided in Sections 19(a) and 19(c) hereof.

          "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended.

          "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

          "Fixed Renewal Term" has the meaning set forth in Section 19(a)(1) hereof.

          "FPO Percentage" means the percentage of Lessor's Cost specified as the FPO Percentage on Exhibit H hereto.

          "Funding Costs" has the meaning set forth in the Loan Certificates.

          "Funding Profits" has the meaning set forth in the Loan Certificates.

          "Guarantor" means UAL Corporation, a Delaware corporation, and its successors and assigns.

          "Guaranty Agreement" means that certain Guaranty Agreement (1992 757 [__]), dated as of the date hereof, from the Guarantor in favor of the beneficiaries named therein.

          "Illegality Event" means any change after the Closing Date, in applicable law, treaty or governmental regulation applicable to a Certificate Holder, or in the interpretation or application thereof, or compliance by such Certificate Holder with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority with jurisdiction over such Certificate Holder, which shall, in the reasonable opinion of such Certificate Holder, make it unlawful for such Certificate Holder to fund or maintain its funding with respect to the Loan Certificates held by it or to give effect to all or any part of its obligations under the Operative Documents.

          "Increased Cost" means any change after the Closing Date, in applicable law, treaty or governmental regulation (other than a law, treaty or governmental regulation relating to Taxes) applicable to a Certificate Holder, or in the interpretation or application thereof, or compliance by such Certificate Holder with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority with jurisdiction over such Certificate Holder which shall (i) impose, modify or deem applicable any capital adequacy or similar requirement which affects the manner in which such Certificate Holder allocates capital resources to its commitments, including its obligations under the Operative Documents; or (ii) impose on such Certification Holder any other condition with respect to its Loan Certificates or its funding thereof; and the result of any of the foregoing is (x) to increase the cost to such Certificate Holder of maintaining or funding its interest in its Loan Certificates by an amount that such Certificate Holder deems to be material, (y) to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of such Loan Certificates or other amounts payable to such Certificate Holder under the Operative Documents by an amount that such Certificate Holder deems to be material or (z) to reduce the rate of return on such Certificate Holder's capital as a consequence of its obligations under the Operative Documents or the Loan Certificates to a level below that which such Certificate Holder could have achieved but for such circumstances.

          "Indemnitees" means the Participants, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Mortgagee, each Certificate Holder and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

          "Indenture Supplement" means a supplement to the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture.

          "Insurance Broker" has the meaning set forth in Section 11(c) hereof.

          "Interest Payment Date" has the meaning set forth in the Loan Certificates.

          "Interest Period" has the meaning set forth in the Loan Certificates.

          "Interim Term" means the period commencing on the Closing Date and ending on and excluding the day which is the Commencement Date unless earlier terminated in accordance with the provisions hereof.

          "Lease Agreement," "this Lease Agreement," "this Lease," "this Agreement," "herein," "hereof," "hereunder", "hereby," or other like words mean this Lease Agreement as originally executed or as modified, amended or supplemented in accordance with the applicable provisions hereof and the terms of the Trust Indenture, including, without limitation, supplementation hereof by any Lease Supplement entered into in accordance with the applicable provisions hereof and the terms of the Trust Indenture.

          "Lease Period" means each of the consecutive periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

          "Lease Period Date" means (i) July 1, 1993, and each succeeding semi-annual anniversary thereof to and including the last such date in the Basic Term and (ii) December 1, 2014 and each succeeding semi-annual anniversary thereof to and including the last such date in the Term and thereafter to the extent necessary in the operation of Section 15(d) or any other provision hereof (or, if any such date is not a Business Day, the immediately succeeding Business Day, unless such succeeding Business Day is in the next calendar month, in which case the Lease Period Date shall be the next preceding Business Day).

          "Lease Supplement" means a Lease Supplement substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Closing Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof and the terms of the Trust Indenture.

          "Lessee Documents" means the Participation Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale and the Tax Indemnity Agreement.

         "Lessor Liens" means any Lien or disposition of title arising as a result of (i) claims against, or any act or omission of, Lessor, The Connecticut National Bank, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents or in violation of any of the terms of the Operative Documents,
     (ii) claims against the Owner Participant, Lessor, or The Connecticut National Bank, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or The Connecticut National Bank, in its individual capacity, or (iii) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than a transfer of possession of the Aircraft by Lessor pursuant to Section 9, 10, or 19 hereof or pursuant to the exercise of the remedies set forth in
     Section 15 hereof; provided, however, that any Lien which is attributable solely to The Connecticut National Bank in its individual capacity or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of the Lien of the Trust Indenture, (4) The Connecticut National Bank in its individual capacity or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceedings and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Mortgagee for the benefit of the Certificate Holders.

          "Lessor's Cost" for the Aircraft means the amount specified as Lessor's Cost in Exhibit H hereto.

          "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest.

          "Loan Certificate" has the meaning set forth in the Trust Indenture.

          "Loan Participant" means each Person executing the Participation Agreement as a Loan Participant, and its respective successors and assigns.

          "Loan Participant Liens" means any Lien arising as a result of claims against, or any act or omission of, a Loan Participant or Certificate Holder not related to the transactions contemplated by the Operative Documents.

          "Manufacturer" means The Boeing Company, a Delaware corporation, and its successors and assigns.

          "Manufacturer Documents" means the Purchase Agreement and the Consent and Agreement.

          "Mortgagee" means the Person executing the Participation Agreement as Mortgagee and any Person appointed as successor Mortgagee, in each case not in its individual capacity but solely as Mortgagee under the Trust Indenture, except as otherwise expressly stated.

          "Mortgagee Documents" means the Participation Agreement, the Trust Indenture, the Loan Certificates and the Assignment of Guaranty.

          "Net Economic Return" means the Owner Participant's net after-tax book yield, aggregate after-tax cash flow and no less than 100% of book income for each year prior to the fifth anniversary of the Closing Date, and book income shall not be increased or decreased by more than 10% for each subsequent year of the Lease Term, utilizing the multiple investment sinking fund method of analysis computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and the FPO Percentage as of the Closing Date, as such assumptions may be adjusted for events which have been the basis for adjustments to Rent pursuant to Section 3(c) hereof.

          "Net Present Value of Rents" means the net present value, as of the Closing Date, of Basic Rent set forth in Exhibit B hereto, discounted semi-annually at a rate equal to (a) 11% per annum divided by (b) the number of Lease Periods per year.

          "Obsolete Parts" has the meaning set forth in Section 8(c) hereof.

          "Operative Documents" means the Lease (including any Lease Supplement); the Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an Acceptance Certificate (as such term is defined in the Participation Agreement); the Trust Indenture; any Indenture Supplement; the Loan Certificates; the Consent and Agreement; the Guaranty Agreement; and the Assignment of Guaranty.

          "Original Amount" with respect to a Loan Certificate, means the stated original principal amount of such Loan Certificate, and with respect to all the Loan Certificates means the aggregate stated original principal amounts of such Loan Certificates, as the case may be.

          "Owner Participant" means the Person executing the Participation Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

          "Owner Participant Documents" means the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement.

          "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee, in each case not in its individual capacity but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated.

          "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, this Lease, any Lease Supplement, the Owner Trustee's Purchase Agreement, the Trust Indenture, any Indenture Supplement, the Assignment of Guaranty and the Loan Certificates.

          "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft, dated the Closing Date, executed by the Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Closing Date executed by the Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's Purchase Agreement" means the Owner Trustee's Purchase Agreement and Assignment (1992 757 [__]), dated as of the date hereof, between the Lessee and the Owner Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

          "Participants" means and includes the Loan Participants and the Owner Participant.

          "Participation Agreement" means that certain Participation Agreement (1992 757 [__]), dated as of the date hereof, among Lessee, the Guarantor, the Mortgagee, the Paying Agent, the Participants and the Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to an Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in Lessor in accordance with Section 8 hereof.

          "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Mortgagee to any Certificate Holder, the "Overdue Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a fluctuating rate per annum equal to the lesser of (x) 2% over the Base Rate and (y) the maximum rate permitted under the applicable law.

          "Paying Agent" means National Westminster Bank PLC, and its successors and assigns.

          "Permitted Lien" means any Lien referred to in clauses (i) through
     (vi) of Section 6 hereof.

          "Permitted Sublessee" means any air carrier domiciled in a country listed in Exhibit F hereto as in effect from time to time.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Prepaid Rent" has the meaning set forth in Section 3(g) hereof.

          "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "Purchase Option Date" has the meaning set forth in Section 19(b) hereof.

          "Reimbursement Amount" has the meaning set forth in Section 3(g) hereof.

          "Relevant Indemnitee" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

          "Renewal Term" means a Fixed Renewal Term or Fair Market Renewal Term.

          "Rent" means Basic Rent, Prepaid Rent and Supplemental Rent, collectively.

          "Rent Differential" has the meaning set forth in Section 3(c)(iii) hereof.

          "Special Termination Value" has the meaning set forth on Exhibit H hereto.

          "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and in
     Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof, as such amount may be adjusted from time to time. To the extent that the actual amount of interest paid and to be paid on the Loan Certificates during the Lease Period in which such Stipulated Loss Value Date occurs up to and including such Stipulated Loss Date is greater or less than the amount included in calculating the percentage set forth in Exhibit C hereto with respect to such Stipulated Loss Value Date on account of such interest, such percentage shall be adjusted appropriately to compensate for such differential.

          "Stipulated Loss Value Date" has the meaning set forth in the Lease Supplement.

          "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

          "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent and Prepaid Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents, including, without limitation, payments of Stipulated Loss Value, Termination Value, Special Termination Value and FPO Percentage and amounts calculated by reference thereto, an amount equal to the Funding Costs, if any, payable in accordance with Section 20 of the Participation Agreement and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

          "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (1992 757 [__]), dated as of the date hereof, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

          "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

          "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

          "Termination Date" has the meaning set forth in Section 9(a) hereof.

          "Termination Notice" has the meaning set forth in Section 9(a) hereof.

          "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in
     Section 8 of the Tax Indemnity Agreement). To the extent that the actual amount of interest paid and to be paid on the Loan Certificates during the Lease Period in which such Termination Date occurs up to and including such Termination Date is greater or less than the amount included in calculating the percentage set forth in Exhibit D hereto with respect to such Termination Date on account of such interest, such percentage shall be adjusted appropriately to compensate for such differential.

          "Transaction Expenses" means (i) the reasonable and actual fees, expenses and disbursements of (1) Day, Berry & Howard, special counsel for the Mortgagee, (2) Shipman & Goodwin, counsel for the Owner Trustee, (3) Crowe & Dunlevy, special counsel in Oklahoma City, Oklahoma, (4) Coudert Brothers, special counsel for the Loan Participants, (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (6) Hunton & Williams, special counsel for the Owner Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and reasonable and actual disbursements of the Mortgagee under the Trust Indenture, (v) the reasonable out-of-pocket expenses of the Owner Participant (including computer time and costs) relating to the transactions contemplated by the Participation Agreement as well as those transactions relating to the investment by the Owner Participant in up to nineteen additional Boeing Model 757-222 aircraft to be operated by the Lessee, up to an aggregate of $25,000 (but excluding from Transaction Expenses airfare charges incurred for travel on an airline other than United Air Lines) plus airfare charges incurred for travel on United Air Lines, (vi) the reasonable fee of Avmark Services, Ltd. (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Closing Date pursuant to Section 4(a) of the Participation Agreement, (vii) the reasonable equity placement fees and commissions of Capstar Partners, Inc.,
     (viii) the initial fee of the Loan Participants, and (ix) printing and distribution costs relating to the transactions contemplated by the Operative Documents.

          "Trust Agreement" means that certain Trust Agreement (1992 757 [__]), dated as of the date hereof, between the Owner Participant and The Connecticut National Bank, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Participation Agreement and the Trust Indenture.

          "Trust Estate" has the meaning set forth in Section 1.1 of the Trust Agreement.

          "Trust Indenture" means that certain Trust Indenture and Mortgage (1992 757 [__]), dated as of the date hereof, between Lessor and the Mortgagee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Indenture Supplement entered into pursuant to the applicable provisions thereof.

          "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

          "United States Government" means the federal government of the United States of America or any instrumentality or agency thereof.

          "Wet Lease" means any arrangement whereby the Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

     SECTION 2. Acceptance and Lease. Subject to the terms of the Participation Agreement, Lessor hereby agrees to accept title on the Closing Date from Lessee and to lease to Lessee hereunder, and Lessee hereby agrees to lease on the Closing Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee agrees that Lessor will authorize one or more employees of Lessee, designated by Lessee in writing, as the authorized Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft from the Lessee. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease Agreement.

     SECTION 3. Term and Rent.

          (a) Interim Term and Basic Term. The Interim Term shall commence on the Closing Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on December 1, 2014 or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b) Basic Rent. Lessee shall pay Basic Rent in Dollars with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in the respective amounts on each Lease Period Date determined in accordance with Exhibit B hereto. Basic Rent shall accrue in advance or in arrears in accordance with Exhibit B hereto.

          (c) Adjustments to Basic Rent, Excess Amount, Stipulated Loss Values, Termination Values and Special Termination Values.

          (i) In the event that (A) Transaction Expenses paid by Lessor are determined to be other than 1.25% of Lessor's Cost, (B) there shall be an optional redemption or a refinancing or a refunding of the Loan Certificates in accordance with Section 18 of the Participation Agreement,
     (C) the Closing Date occurs other than on December [__], 1992, or (D) there is an optimization in accordance with Section 19 of the Participation Agreement, then in each case the Basic Rent and Excess Amount set forth in Exhibit B, Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D and the Special Termination Value percentages set forth in Exhibit H shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions (as modified on account of the occurrence of any of the events referred to in clauses (A) -(D)) used to calculate Basic Rent and Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages as set forth in Exhibits B, C, D and H, respectively, in each case in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. Any adjustment pursuant to this Section 3(c)(i) shall be made as soon as practicable after the occurrence of the event giving rise to such adjustment.

          (ii) Any recalculation of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages pursuant to Section 3(c)(i) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages shall be set forth in an amendment hereto; provided, however, that any such recalculation shall be effective regardless of whether such an amendment is executed and delivered.

          (iii) Each installment of Basic Rent shall be increased or decreased, as the case may be, by the Rent Differential. For purposes hereof, "Rent Differential" shall mean, as of any Lease Period Date, the difference between (i) the aggregate amount of interest due, unpaid and payable on such Lease Period Date on the Loan Certificates for the Interest Period then ending and (ii) the aggregate amount of interest on the Loan Certificates that would have been due and payable on such Lease Period Date for the Interest Period then ending if the Loan Certificates had at all times during such Interest Period borne interest at a rate equal to 10.0% per annum (computed on the basis of a 360-day year of twelve 30-day months). As of any Lease Period Date, (A) if the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the amount of Basic Rent due on such Lease Period Date shall be increased by the Rent Differential, and (B) if the amount determined in accordance with such clause (ii) shall exceed the amount determined in accordance with such clause (i), the amount of Basic Rent due on such Lease Period Date shall be decreased (but not below zero) by the Rent Differential. Lessee shall notify, solely for purposes of the calculation of the applicable Rent Differential, the Mortgagee, Lessor and the Owner Participant on the day immediately preceding any Lease Period Date of the interest actually accruing with respect to the Loan Certificates.

          (iv) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), together with the amount of the Excess Amount in respect of the date on which such installment is payable, and each payment of Termination Value, Special Termination Value, Stipulated Loss Value and the FPO Percentage, whether or not adjusted in accordance with this Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease, in each case, on the date on which such payment is due, shall be in an amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made by Lessor on account of the principal amount of and interest on the Loan Certificates then outstanding. It is agreed that no installment of Basic Rent, Prepaid Rent, Termination Value, Special Termination Value, Stipulated Loss Value or the FPO Percentage shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or (y) any Loan Participant Lien or other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Mortgage or a Certificate Holder not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Loan Certificates made without the prior written consent of Lessee other than as required or permitted by the Participation Agreement, the Lease and any Lease Supplement thereto and the Trust Indenture and any Indenture Supplement thereto, or (C) the acceleration of any Loan Certificate due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

          (v) All adjustments to Basic Rent under this Section 3(c) shall be consistent with the requirements of Rev. Proc. 75-21 and Rev. Proc. 75-28, to the extent such requirements were originally satisfied, both as modified and in effect on the Closing Date, and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of
     Section 467 of the Code as amended, and as interpreted at the time of such adjustment.

          (d) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value, Special Termination Value or FPO Percentage as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or on such date, or within such other relevant period, as may be provided in any

Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall, except as otherwise provided herein, have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. In addition, Lessee shall pay to Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Funding Costs, as an Increased Cost or pursuant to paragraph 4 or 5 of the Loan Certificates as and when such Funding Costs, Increased Cost or amounts payable under paragraph 4 or 5 of the Loan Certificates shall be due and payable. Lessee will also pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid; provided, however, that in the event that any payment of Basic Rent is made after 11:00 a.m., New York time, Lessee shall be entitled to a credit against payment of such Supplemental Rent in an amount equal to the interest actually earned on such Basic Rent installment for one day.

          (e) Payments in General. All payments of Rent (other than Excluded Payments) payable to Lessor shall be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administration (M.S.N. -238) (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee agrees, that all Basic Rent shall be paid directly to the Mortgagee at the times and in funds specified in this Section 3(e) at the offices of the Mortgagee at 750 Main Street, Hartford, Connecticut 06103 Attention: Corporate Trust Department (or such other office of Mortgagee in the continental United States or such other account as Mortgagee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Section 14 of the Participation Agreement.

     Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent (other than Basic Rent) becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day and no interest shall accrue on the amount of such payment, if such payment is made on such next succeeding Business Day.

          (f) Rent Rebate. Lessor agrees to pay to Lessee, as a rebate of Rent, an amount equal to any amount paid to Lessor as Funding Profits so long as no Event of Default or Section 14(a), (b), (f) or (g) Default shall have occurred and be continuing, provided that, if such Event of Default or Default shall subsequently be cured by Lessee or waived by Lessor, such amount shall be paid to Lessee.

          (g) Prepayments of Certain Rent Payments. To the extent, if any, that there shall not have been received by the Mortgagee at the office of the Mortgagee referred to in Section 3(e) by 11:00 a.m., New York time, on the Commencement Date from Lessor, an amount equal to the Excess Amount payable for such date, Lessee shall advance to Lessor on such date an amount equal to the Excess Amount not so paid (such amount being herein called "Prepaid Rent"); provided that Lessee will also pay to the Mortgagee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any Prepaid Rent not paid when due for any period for which the same shall be overdue. Any Prepaid Rent pursuant to this Section 3(g) shall, unless otherwise reimbursed to Lessee, be offset against installments of Basic Rent or Supplemental Rent in the order in which they become due, subject to the last sentence of this paragraph. Lessor agrees to reimburse Lessee in the manner and subject to the conditions provided in the following sentence for (x) the Prepaid Rent so paid by Lessee determined as of the date such payment was made, plus (y) the Supplemental Rent so paid by Lessee pursuant to this Section 3(g), plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to 2% over the Debt Rate from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "Reimbursement Amount"). Notwithstanding anything contained in this Section to the contrary, Lessor shall have no obligation to pay Lessee the Reimbursement Amount and Lessee shall not be entitled to offset any Prepaid Rent against installments of Basic Rent or Supplemental Rent if an Event of Default or a Section 14(a), (b), (f) or (g) Default shall have occurred and be continuing on the date such amount is due and payable, provided that, if such Event of Default or Section 14(a), (b), (f) or (g) Default shall subsequently be cured by Lessee or waived by Lessor, then the obligation of the Lessor to pay the Reimbursement Amount shall be reinstated and shall be effective on and after the date such Event of Default or Section 14(a), (b), (f) or (g) Default shall no longer be continuing or has been so waived. So long as no Event of Default or Section 14(a), (b), (f) or (g) Default has occurred and is continuing, Lessee may with written notice to the Owner Participant and the Mortgagee offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Persons other than the Certificate Holders, the Mortgagee and the Lessor in its individual capacity (including, without limitation, Basic Rent, Supplemental Rent, payments due under Section 9, 10, 15 and 19 hereof, payments due under the Tax Indemnity Agreement, payments due to Persons other than the Certificate Holders, the Mortgagee and the Lessor in its individual capacity under Section 7 of the Participation Agreement and any other amount due hereunder to Lessor), until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to enable Lessor to pay in full the payments then required to be made on account of the principal amount of and interest on and other amounts payable under the Loan Certificates then outstanding.

     SECTION 4. Lessor's Representations and Warranties. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS IS, WHERE IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS

BETWEEN LESSOR AND LESSEE (A) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR THEIR PURPOSES, (C) NEITHER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, THE MORTGAGEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF AS TO THE QUALITY OF THE MATERIALS OR WORKMANSHIP WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 9(f)(vi) (in the case of the Owner Participant) and 9(g)(ii) (in the case of Lessor in its individual capacity) of the Participation Agreement as to title and except that Lessor, in its individual capacity, (i) represents and warrants that on the Closing Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Closing Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity, (iii) covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's or any Sublessee's quiet enjoyment of the Aircraft unless this Lease shall have been declared in default pursuant to Section 15 hereof and (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity on or with respect to the Airframe or any Engine or any portion of the Trust Estate. None of the provisions of this
Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer or any subcontractor or supplier of the Manufacturer with respect to the Airframe, Engines, or any Parts, or to release the Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation. Unless a Default or an Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer or any of its subcontractors or suppliers and any other claims against the Manufacturer or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Owner Trustee's Purchase Agreement.

     SECTION 5.  Return of the Aircraft.

          (a)  Condition Upon Return.  Unless purchased by Lessee pursuant to
Section 9(b) or 19(b) hereof, upon termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or 15, Lessee, at its own expense, will return the Aircraft to Lessor at Lessee's maintenance base located at San Francisco International Airport (or any principal maintenance base established by Lessee in one of the forty-eight contiguous states of the United States subsequent to the date hereof); provided, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall return the Aircraft to Lessor at the site of the storage. If requested in writing by Lessor at least thirty days prior to the return of the Aircraft, Lessee will, in lieu of the return contemplated by the preceding sentence, at Lessee's cost and expense, ferry the Aircraft to a commercial airport on Lessee's route system in one of the forty-eight contiguous states of the United States which can accommodate aircraft of the same type as the Aircraft, provided that Lessee will not be required to provide any storage pursuant to Section 5(d) if Lessor requests such a ferry flight. At the time of such return, (A) Lessee will, at its own cost and expense, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of the Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, Lessor shall have good title to such Airframe and Engines or Acceptable Alternate Engines, and such Airframe and Engines or Acceptable Alternate Engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has not so requested the registration of the Aircraft, shall hold a valid certificate of airworthiness issued by the country of registry and be eligible for certification by the FAA) as an airworthy aircraft by the Federal Aviation Administration and shall have all mandatory FAA airworthiness directives applicable to the Aircraft, issued prior to the date of return which require compliance prior to such time, terminated,
(ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) and Loan Participant Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration and in as good a condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under
Section 7 hereof (notwithstanding any Sublease theretofore in effect), (iv) in the event that Lessee shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines)) on such Engines (or Acceptable Alternate Engines) remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever is applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines), (vi) shall have all Lessee's and any Sublessee's exterior markings removed or painted over with the areas thereof refinished to match adjacent areas, and (vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

     If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (iv) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

     If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines (or Acceptable Alternate Engines) do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines (or Acceptable Alternate Engines) the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engines) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of cycles (whichever is applicable) of operation of one Engine between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) over the actual average number of hours or cycles or operation on such Engines (or Acceptable Alternate Engines) remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

     During the last twelve months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

     For purposes of this Section 5(a), any maintenance program used by Lessee for airframes (including the Airframe) substantially similar to the maintenance program described in the excerpts from "United Air Lines 757 Maintenance Program" furnished to Lessor and the Owner Participant shall be considered a continuous maintenance program (and not a block maintenance program) and any engine maintenance program used by Lessee for engines (including the Engines) substantially similar to the maintenance program described in such "United Air Lines 757 Maintenance Program" shall be considered an on-condition maintenance program.

          (b) Return of Other Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such Acceptable Alternate Engine is free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

          (c) Fuel; Manuals. Upon the return of the Airframe upon any termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessee shall have no obligation with respect to the amount of fuel or oil contained in the Airframe, and all fuel or oil remaining on board the Airframe shall be the property of Lessor without charge, and (ii) Lessee shall deliver or cause to be delivered to Lessor all original logs, manuals and data and inspection, modification and overhaul records (which logs, manuals, data and records shall be true and accurate as of the date of return) required to be maintained with respect to the Airframe, the Engines or any Part thereof in accordance with Section 7(a) hereof.

          (d) Storage Upon Return. If, at any time at least 30 days prior to the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or
Section 15, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will (unless Lessor has requested a ferry flight in accordance with the second sentence of Section 5(a)) provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses other than storage fees) for a period not exceeding forty-five (45) days (and upon prior written notice from

Lessor to Lessee given at least 10 days prior to the end of such 45-day period, at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses including storage fees, for an additional period not exceeding sixty (60) days) commencing on the date of such termination, at a location in the forty-eight contiguous states of the United States selected by Lessee (and reasonably acceptable to Lessor) and used as a location for the storage of aircraft. Lessee shall, at Lessor's written request, maintain insurance (if reasonably available) for the Aircraft during such period and shall be reimbursed by Lessor for the premiums thereon.

          (e) Severable Parts. At any time after Lessee has advised Lessor that it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor's written request, advise Lessor of the nature and condition of all severable Parts owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft as permitted by
Section 8 hereof. Lessor may, at its option, upon 30 days written notice to Lessee, purchase any or all of such Parts that are non-proprietary from Lessee upon the expiration of the Term at their then fair market value. For the purposes of this Section 5(e), the term "non-proprietary" shall mean any Parts other than Parts developed and produced by Lessee.

     SECTION 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided (including any Sublease permitted pursuant to Section 7(b)), the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents (ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) and Loan Participant Liens, (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings so long as during such 30-day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within 60 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 60 days after the expiration of such stay, so long as during such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein (unless Lessee (or any Sublessee) shall have provided a bond or other security in an amount and on terms reasonably satisfactory to Lessor in respect of such risk), and (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

     SECTION 7. Registration, Maintenance and Operation; Possession and Subleases; Insignia.

          (a) (1) Registration and Maintenance. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor, under the Federal Aviation Act (except as otherwise required by applicable law or to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such Act), provided that Lessor and the Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Lessee shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (x) so as to keep the Aircraft in as good a condition as when delivered, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under (I) the Federal Aviation Act, except when all Lessee's Boeing Model 757-222 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all Lessee's Boeing Model 757-222 aircraft (powered by engines of the same type as those with which the Aircraft shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authorities of such jurisdiction and (y) in substantially the same manner as Lessee (or any Sublessee) maintains, services, repairs and overhauls similar aircraft of the same type operated by Lessee (or such Sublessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise; or such other manner as shall have been approved by Lessor and Mortgagee; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and (iv) promptly furnish or cause to be furnished to Lessor and the Owner Participant such information as may be required to enable Lessor or the Owner Participant to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

          (2) Operation. Lessee will not (or permit any Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after providing Lessor with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts with respect thereto,

Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license or registration (or violation or alleged violation of the same) in any reasonable manner which does not significantly adversely affect the Lessor, the Owner Participant, any Certificate Holder or any of their respective legal and economic interests in or to the Aircraft or any Operative Documents but only so long as such proceedings do not involve any risk of criminal liability or any unindemnified significant risk of civil liability to Lessor or the Owner Participant. If the indemnities or insurance from the United States Government specified in Section 11(f), or some combination thereof in amounts equal to amounts required by Section 11(f) hereof, have not been obtained, Lessee will not operate the Aircraft, or suffer or permit any Sublessee or any other Person to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11 or in or to any known war zone outside of the United States; provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Lessee and Lessee is using good faith efforts to remedy such failure as soon as is reasonably practicable.

               (3) Reregistration. At any time after the close of the calendar year in which occurs the seventh anniversary of the Closing Date, Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions requested by Lessee to change the country of registration of the Aircraft in compliance with and subject to all of the terms of Section 9(e) of the Participation Agreement.

          (b) Possession and Subleases. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Mortgagee of the lien of the Trust Indenture on the Airframe or any Engine and Lessee and any Sublessee shall continue to comply with the provisions of Sections 6, 7(a) and 11, Lessee may, without the prior written consent of
Lessor:

          (1) subject the Engines or engines then installed on the Airframe to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business, provided that if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 19(b) hereof in respect thereof;

          (2) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof;

          (3) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliance, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

          (4) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

          (5) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 19(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

          (6) transfer (or permit any Sublessee to transfer) possession of the airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods, that does not extend beyond the end of the Term so long as Lessee (or any Sublessee) shall promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program;

          (7) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor, provided that the term of such contract, including all permissible renewal periods, shall not continue beyond the end of the Term; or

          (8) so long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, Lessee may, at any time (subject to the notice requirements specified in the third to last paragraph of this
     Section 7(b)), in its sole discretion, enter into a sublease with (1) a U.S. Air Carrier, (2) after the close of the calendar year in which occurs the seventh anniversary of the Closing Date, any Permitted Sublessee that is domiciled in a country that maintains normal diplomatic relations with the United States (which for purposes of this Section 7(b) (viii) shall include Taiwan and any other country that is similarly situated) or (3) after the close of the calendar year in which occurs the seventh anniversary of the Closing Date, any other Person approved in writing by the Lessor, which approval shall not be unreasonably withheld; provided, however, (A) that no sublease, including all permissible renewal periods, entered into pursuant to this clause (viii), shall extend beyond the Term, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Term to a date beyond the latest permissible expiration date of such sublease, and (B) that prior to entering into such Sublease, Lessee shall provide assurances reasonably satisfactory to Lessor and the Mortgagee to the effect that the provisions of Section 11 hereof have been complied with after giving effect to such Sublease.

     The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Lease, including, without limitation, Lessor's (and, so long as the Trust Indenture is in effect, the Mortgagee's (as Lessor's assignee)) rights to repossession pursuant to Section 15 hereof, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Lessee (or any Sublessee), any lessor of any engine leased to Lessee (or any Sublessee) and any conditional vendor of any engine purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither Lessor not its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe. Lessee shall give the Owner Participant and the Mortgagee (i) prior written notice of any Sublease to be entered into pursuant to the terms hereof and (ii) upon written request, a copy of any Sublease hereunder which has a term of more than one year.

     Lessor acknowledges that any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(b). Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section 7(b).

     No Sublease permitted pursuant to this Section shall permit any further sub-leasing of the Aircraft.

          (c) Insignia. On or prior to the Closing Date, or as soon thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

              Leased From

          The Connecticut National Bank, not in its individual capacity but solely as Owner Trustee, Owner and Lessor and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

               Mortgaged To

          State Street Bank and Trust Company of Connecticut, National Association, as Mortgagee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Mortgagee, in each case as permitted under the Operative Documents).

     Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

     SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

          (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts shall be owned by Lessee free and clear of all Liens (except Permitted Liens or pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good an operating condition as and shall have a value, utility and remaining useful life substantially equal to the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts (other than Obsolete Parts, as defined below) at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) such replacement Part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder.

          (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 8(a) hereof may be subjected by Lessee (or any Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable (but in no event later than the end of the Term) after the removal of such removed Part. In addition, any replacement Part, when incorporated or installed in or attached to the Airframe or on any Engine in accordance with such Section, may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable (but in no event later than the end of the Term), either (i) causes such replacement Part to become the property of Lessor free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

          (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required to be made during the Term to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; provided, however, that after providing Lessor with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts with respect thereto, Lessee or any Sublessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not significantly adversely affect the Lessor, the Owner Participant, any Certificate Holder or any of their respective legal and economic interests in or to such Airframe or Engines or any Operative Documents, but only so long as such proceedings do not involve any risk of criminal liability or any material risk of civil liability to Lessor, the Owner Participant, the Mortgagee or any Certificate Holder. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition diminishes the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, or cause the Aircraft to become "limited use property", except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value at the time of removal of all Obsolete Parts which shall have been removed and not replaced shall not exceed $200,000. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may, at any time during the Term, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without diminishing the value, utility or remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed. Any Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.



     SECTION 9.  Voluntary Termination.

          (a) Termination Event. (1) So long as no Default which affects the Fair Market Sales Value of the Aircraft or Event of Default shall have occurred and be continuing, Lessee shall have the right for any reason to terminate this Lease on July 1, 2005 and July 1, 2009.

              (2) So long as no Default which affects the Fair Market Sales Value of the Aircraft or Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on any Lease Period Date during the Basic Term occurring on or after the close of the calendar year in which occurs the seventh anniversary of the Closing Date if Lessee shall have made a good faith determination, which shall be evidenced by a certificate of any financial officer of Lessee, who is a Treasurer or more senior officer (which certificate shall set forth the basis for such determination (which basis may include, without limitation, unfavorable pricing to Lessee as contrasted to other leased aircraft)), that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee.

              (3) Lessee shall give to Lessor and Mortgagee at least one hundred eighty (180) days' (and not more than three hundred sixty (360) days') revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying (i) the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "Termination Date") and (ii) if Section 9(a)(2) hereof is applicable, that Lessee has determined that the Aircraft is surplus to its requirements or economically obsolete to it. If Lessee revokes such Termination Notice, Lessee shall pay to Lessor any and all out-of-pocket expenses of Lessor or the Owner Participant attributable to such revocation. Lessee shall, on not more than two occasions, have the right to revoke a Termination Notice by giving notice to Lessor at least thirty (30) days prior to the proposed Termination Date and, if such Termination Notice is not so revoked, such Termination Notice shall become irrevocable thirty (30) days prior to the Termination Date. In addition, if Section 9(a)(1) is applicable, Lessee agrees that it shall deliver to the Mortgagee and Lessor at least ten (10) days' irrevocable notice if it intends to purchase the Aircraft pursuant to Section 9(b).

          (b) Option to Purchase. If Lessee exercises its right to terminate this Lease under Section 9(a)(1) and gives its irrevocable notice pursuant to
Section 9(a)(3) to purchase the Aircraft pursuant to this Section 9(b), then on the Termination Date specified in Section 9(a), Lessee shall purchase the Aircraft at the greater of (i) the Special Termination Value on the Termination Date, or (ii) its Fair Market Sales Value on the Termination Date. In such event, Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), sell the Aircraft to Lessee upon, at Lessee's option, either (1) the payment by Lessee in immediately available funds in an amount equal to the sum of (A) all unpaid Basic Rent with respect to the Aircraft due on or prior to such Termination Date (other than Basic Rent payable in advance and due on such Termination Date) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date plus (B) all reasonable expenses incurred by Lessor and the Owner Participant in connection with such sale except those incurred and payable by Lessor as a result of an appraisal conducted pursuant to Section 19(c) hereof plus (C) the greater of (x) the Special Termination Value for the Aircraft, computed as of the Termination Date or (y) the Fair Market Sales Value of the Aircraft on the Termination Date; or (2) (A) the assumption by Lessee in form and substance satisfactory to Lessor, pursuant to Section 2.12 of the Trust Indenture, of all the obligations of Lessor under the Trust Indenture and the Loan Certificates and (B) the payment in immediately available funds in an amount equal to the sum of (x) all unpaid Basic Rent with respect to the Aircraft due on or prior to such Termination Date (other than Basic Rent payable in advance and due on such Termination Date) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date plus (y) all reasonable expenses incurred by Lessor in connection with such sale except those incurred and payable by Lessor and the Owner Participant as a result of an appraisal conducted pursuant to Section 19(c) hereof plus (z) the excess of the greater of
(I) the Special Termination Value for the Aircraft, computed as of the Termination Date and (II) the Fair Market Sales Value of the Aircraft on the Termination Date, over the unpaid Original Amount of Loan Certificates outstanding as of such date. Upon payment in full of the amounts required to be paid and the performance of all acts required to be performed by Lessee pursuant to the preceding sentence, (i) the obligation of Lessee to pay Basic Rent hereunder shall terminate with respect to the Aircraft and (ii) this Lease shall terminate on the Termination Date.

          (c) Optional Sale of the Aircraft. In the event that Lessee shall have terminate this Lease under Section 9(a)(1) but shall not have elected to purchase the Aircraft pursuant to Section 9(b), or Lessee shall have terminated this Lease under Section 9(a)(2), then during the period commencing with the date of the Termination Notice until the proposed Termination Date, Lessee, as non-exclusive agent for Lessor, shall have the right, but not the obligation, to attempt in good faith to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties submitting such bid, (it being understood that if Lessee shall not elect to attempt to obtain bids for the Aircraft, then Lessor may sell the Aircraft at such price as it, in its sole discretion, shall determine, provided that Lessor and the Owner Participant shall have used commercially reasonable efforts to obtain the highest price). After Lessee shall have so advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five (5) Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination
Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to Lessor or the purchaser, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5,
(2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to the highest bidder(s) (evaluated on a net cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable costs and expenses incurred by Lessor and the Owner Participant in connection therewith, are less than the Termination Value or, in the case of a termination pursuant to Section 9(a)(1), Special Termination Value, for the Aircraft computed as of the Termination Date, the difference in Dollars, and (B) all unpaid Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance and due on such Termination Date) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date, and upon receiving all such payments referred to in clauses (2) and (3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting Part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, but subject to Lessee's right to purchase the Aircraft pursuant to Section 9(b) hereof and to Lessee's right to revoke a Termination Notice as set forth above, Lessor may elect to retain title to the aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least fifteen (15) Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to the Lessor for payment to the Mortgagee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Termination Date. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease any efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to such date as set forth below) pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all other amounts due thereunder as a result of the payment thereof due on the Loan Certificates (including Funding Costs, if any) and, provided that the Loan Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance and due on such Termination Date) and all unpaid Supplement Rent due on or prior to such Termination Date. In the event of any sale or retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. If no sale shall have occurred on the Termination Date or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence, then this Lease shall continue in full force and effect as to the aircraft and Lessee may give one or more additional Termination Notices. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Neither the Lessee nor any Affiliate of the Lessee shall have any right to purchase the Aircraft under this Section 9(c).

          (d) Termination as to Engines. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall (i) replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and (ii) provide evidence that such substitution will not affect the value, utility and remaining useful life of the Aircraft, and Lessor shall transfer title to the replaced Engine as provided in Section 5(b).

     SECTION 10.  Loss, Destruction, Requisition, etc.

          (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and (2) within 60 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in (i) below):

          (i) On the Stipulated Loss Value Date occurring next after the earlier of (x) the 100/th/ day following the occurrence of such Event of Loss or
     (y) the third Business Day following receipt by the loss payee of the insurance proceeds in respect of such Event of Loss (but not earlier than the Business Day next succeeding the 65/th/ day following the occurrence of such Event of Loss) (the applicable day being the "Loss Payment Date"), Lessee shall, to the extent not previously paid to Lessor or Mortgagee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof the Stipulated Loss Value of the Aircraft computed as of the aforesaid Stipulated Loss Value Date plus, if such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date (excluding Basic Rent payable in advance on such Lease Period Date), or

          (ii) Not later than the Business Day next succeeding the 100/th/ day following the occurrence of such Event of Loss, Lessee shall, provided that no Default or Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be, in accordance with the terms of this Section 10 and of the Trust Indenture, provided that if Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof and of the Trust Indenture, Lessee shall make the payments required by clause (i) above as and when due thereunder.

     At such time as Lessor shall have received the amounts specified in subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due on or before the date of such payment (other than Basic Rent payable in advance and due on such payment date) and all Supplemental Rent due on or before the date of such payment), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Stipulated Loss Value, Termination Value, Special Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Airframe and the Engines and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

     In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, at its sole cost and expense, (A) convey or cause to be conveyed to Lessor a Boeing Model 757-200 aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the value, utility and remaining useful life of the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any airframe so substituted hereunder shall be of the same or improved make and model as that initially leased hereunder; and provided further that any airframe so substituted hereunder shall have the year of its manufacture not more than one year prior to the year of manufacture of the airframe initially leased hereunder, and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and an FAA bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title,
(2) cause a Lease Supplement and an Indenture Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe was registered at the time of such Event of Loss and cause a financing statement or statements or other requisite documents (including precautionary lease financing statements) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (or, with regard to the precautionary lease financing statements, pursuant to this Lease), (3) furnish the Lessor with such evidence of Lessee's title to such replacement aircraft (with respect to any replacement aircraft owned by Lessee at the time of such substitution) and compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor or the Mortgagee may reasonably request, (4) provide to Lessor, Owner Participant and Mortgagee all of the documentation required to be provided by it pursuant to Section 5.6 of the Trust Indenture satisfactory in form and substance to each of them, (5) provide Lessor, Owner Participant and the Mortgagee a reasonably satisfactory opinion of counsel, which counsel shall be reasonably acceptable to Lessor, the Owner Participant and the Mortgagee that Lessor (as Lessor under this Lease) and the Mortgagee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Code with respect to the aircraft substituted hereunder, and (6) provide Owner Participant an opinion of independent tax counsel, selected by Owner Participant and reasonably satisfactory to Lessee, to the effect that such substitution will not result in any adverse tax consequences to Lessor and/or the Owner Participant (it being understood that if such opinion cannot be given Lessee may indemnify Owner Participant for such adverse tax consequences in lieu of such opinion in a manner reasonably satisfactory in form and substance (including Lessee's ability to pay such indemnity) to the Owner Participant), and the Owner Participant and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Lessee will be subrogated to all claims of Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within 30 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens). Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Acceptable Alternate Engine, (ii) cause a Lease Supplement and Indenture Supplement to be duly executed by Lessee or Lessor, as the case may be, and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered and cause a financing statement or statements or other requisite documents (including precautionary lease financing statements) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (or, with regard to the precautionary lease financing statements, pursuant to this Lease), (iii) furnish Lessor with such evidence of Lessee's title to such Acceptable Alternate Engine (with respect to any Acceptable Alternate Engine owned by Lessee at the time of such substitution) and compliance with the insurance provisions of
Section 11 hereof with respect to such Acceptable Alternate Engine as Lessor may reasonably request, and (iv) provide to Lessor, Owner Participant and Mortgagee all of the documentation required to be provided by it pursuant to Section 5.6 of the Trust Indenture satisfactory in form and substance to each of them, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such Acceptable Alternate Engine substituted hereunder shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other person with respect to an Event of Loss resulting from the theft, disappearance, condemnation, confiscation or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

          (1) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.1 of the Trust Agreement) for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to
     Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

          (2) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided for in Section 7.1 of the Trust Agreement) for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of
     Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d) Requisition for Use of the Aircraft by the United States Government or Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's rights and obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (except to the extent that any failure or delay in repairing or maintaining the Aircraft shall have been caused by such requisition), provided that if such Airframe and Engines or engines installed thereon are not returned by the United States Government or such other government of registry of the Aircraft or any instrumentality or agency thereof prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by the United States Government or such other government of registry of the Aircraft or any instrumentality or agency thereof. If Lessee shall fail to return the Aircraft on or before the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) and Loan Participant Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from the United States Government or any other government of registry of the Aircraft or any instrumentality or agency thereof for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from the United States Government or other government of registry of the Aircraft or any instrumentality or agency thereof for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, or there is a deemed Event of Loss hereunder, in which case such payments shall be made to Lessee; provided, however, that in the event that an Event of Loss described in clause (iv)(b) of the definition thereof has occurred, fifty percent of all such payments in excess of all amounts payable by Lessee to Lessor under Sections 9, 10 and 19 hereof shall be paid over to, or retained by, Lessor.

          (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace (or cause any Sublessee to replace) such Engine hereunder and Lessor and Lessee (or Sublessee as the case may be) shall comply with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

          (6) Application of Payments During Existence of Events of Default. Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

     SECTION 11. Insurance.

          (a) Public Liability and Property Damage Insurance. (1) Except as provided in clause (2) of this Section 11(a), and subject to self-insurance to the extent permitted by Section 11(d), Lessee will carry or cause to be carried at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance with respect to the Aircraft, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Lessee of the same type as the Aircraft and (y) $[________]per occurrence, (B) of the type and covering the same risks as from time to time applicable to aircraft owned or leased and operated by Lessee of the same type as the Aircraft and (C) which is maintained in effect with insurers of recognized responsibility (or, in the case of a Sublessee, is maintained in effect with insurers who are recognized as responsible in the world aviation community); provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $300,000,000.00 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 757-222 aircraft owned, leased or operated by Lessee.

          (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by
Section 11(d), insurance by insurers of recognized responsibility otherwise conforming with the provisions of said clause (1) except that (A) the amounts of coverage shall not be required to exceed (but shall be no less than) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned, leased or operated by Lessee of the same type as such non-operating property and which are on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned, leased or operated by Lessee of the same type as such non-operating property and which are on the ground and not in operation.

          (b) Insurance Against Loss or Damage to the Aircraft. (1) Except as provided in clause (2) of this Section 11(b), and subject to the provisions of
Section 11(d) permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk property damage insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including aircraft hull war risk, allied perils, governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent any of such aircraft hull war risk, allied perils, governmental confiscation and expropriation and hijacking insurance is generally maintained by Lessee (or any Sublessee) with respect to other aircraft owned, leased or operated by Lessee (or such Sublessee) on the same or similar geographic routes); provided, that such insurance shall at all times, while the Aircraft is subject to this Lease, be for an amount (taking into account self-insurance to the extent permitted by Section 11(d)) not less than the Stipulated Loss Value for the Aircraft; and provided further, that all-risk property damage insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Lessee or any other third party that is entitled to receive such proceeds.

     Except during a period when a Section 14(a), (b), (f) or (g) Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers. As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

          (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a), so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.1 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

          (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments, remaining after reimbursement of Lessor (as provided in Section
     7.1 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

               (1) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to self-insurance to the extent permitted by Section 11(d), insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned, leased or operated by Lessee of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to self-insurance to the extent permitted by Section 11(d), Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

          (c) Reports, etc. Lessee will furnish, or cause to be furnished, to Lessor, the Mortgagee and the Owner Participant, on or before the Closing Date and each annual anniversary of the Closing Date during the Term a report, signed by Rollins, Burdick, Hunter of Illinois, Inc., or any other independent firm of insurance brokers reasonably acceptable to Lessor, which brokers may act as Lessee's insurance brokers on a regular basis (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) such insurance complies with the terms hereof and (b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types, insure against such risks, and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion only for material additional cost; provided, that all information contained in the foregoing report shall not be made available by Lessor, the Mortgagee, the Owner Participant or the Certificate Holders to anyone except (A) to prospective and permitted transferees of Lessor's, the Mortgagee's, the Owner Participant's or a Certificate Holder's interest or their respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to Lessor's, the Mortgagee's, the Owner Participant's or a Certificate Holder's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or (D) as may be necessary for purposes of protecting the interests of any such Person or for enforcement of this Lease by Lessor or the Mortgagee; provided, however, that any and all disclosures permitted by clauses (C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Mortgagee, the Owner Participant and the Certificate Holders in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such persons in writing at least 30 days (10 days in the case of lapse for non-payment of premium and 7 days in the case of war risk and allied perils coverage) prior to the cancellation (but not scheduled expiration), lapse or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Brokers shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Mortgagee, the Owner Participant and the Certificate Holders, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Closing Date except for changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, Owner Participant or the Mortgagee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, Owner Participant or the Mortgagee, as Supplemental Rent, for the cost thereof to Lessor, Owner Participant or the Mortgagee, as the case may be, without waiver of any other rights Lessor may have; provided, however, that no exercise by Lessor, Owner Participant or the Mortgagee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (d) Self-Insurance. Lessee may self-insure the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft owned, leased or operated by Lessee, but in no case shall the aggregate amount of such self-insurance in regard to Section 11(a) and Section 11(b) exceed for any calendar year, with respect to all of the aircraft in Lessee's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the highest replacement value of any single aircraft in Lessee's fleet or (B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance; provided, however, that nothing contained in this Section 11(d) limiting Lessee's right to self-insure shall be deemed to apply to any applicable minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

          (e) Additional Insurance by Lessor and Lessee. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11; the Lessor or the Owner Participant may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required by this Section 11 or adversely affect such insurance or the cost thereof.

          (f) Indemnification by United States Government in Lieu of Insurance. Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, the obligations of which are supported by the full faith and credit of the United States Government, against such risk required to be maintained in an amount which, when added to the amount of insurance against such risk required to be maintained by Lessee (or any Sublessee) pursuant to this Section 11 (taking into account self-insurance permitted by Section 11(d)) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d)).

          (g) Application of Payments During Existence of an Event of Default. Any amount referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or such Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (h) Terms of Insurance Policies. Any policies carried in accordance with Sections 11(a) and 11(b) covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, and, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 11(d), (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty days (ten days in the case of lapse for non-payment of premium and seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurer of such lapse, cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or any Sublessee) and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee), (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that (i) in the event of a loss involving the Aircraft Airframe, or an Engine for which proceeds are in excess of $[_______] (or, if the Aircraft is then under a Sublease, in excess of $[_______]), the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall not have been discharged, the Mortgagee), it being understood and agreed that in the case of any payment to Lessor (or the Mortgagee) otherwise than in respect of an Event of Loss, Lessor (or the Mortgagee) shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 22 hereof, to Lessee or its order, and (ii) the entire amount of any such loss for which proceeds are $[_______] (or, if the Aircraft is then under a Sublease, are $[_______]) or less or the amount of any proceeds of any such loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Mortgagee.

     SECTION 12. Inspection. At reasonable times, and upon reasonable notice, Lessor, the Owner Participant, a Certificate Holder or the Mortgagee, or their respective authorized representatives, may inspect the Aircraft (provided, however, such inspections shall be limited to one inspection of the Aircraft during any consecutive twelve-month period except during the continuance of a Default or an Event of Default or during the final twelve-month period of the Term, in each case when such inspection right shall not be so limited) and inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at Lessor's, the Owner Participant's, a Certificate Holder's, or the Mortgagee's risk and expense, as the case may be) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of Lessor's, the Owner Participant's, a Certificate Holder's or the Mortgagee's interest (and such prospective and permitted transferree's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, a Certificate Holder's or the Mortgagee's counsel, independent insurance advisors or other agents who agree to hold such information confidential (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Mortgagee; provided, however, that any and all disclosures permitted by clauses
(C) and (D) above
shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a "C" check or heavy maintenance visit when a panel, bay or the like is scheduled or required to be opened), which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe a "C" check or scheduled heavy maintenance visit to be performed on the Aircraft (or substantially equivalent successor type of maintenance work) during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such "C" check or scheduled heavy maintenance visit to be performed on the Aircraft during the Term, including reasonable advance notification to the Owner Participant of the time and place of such "C" check or scheduled heavy maintenance visit; provided that the Owner Participant's authorized representative shall merely observe such "C" check or scheduled heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of such "C" check or scheduled heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such "C" check or scheduled heavy maintenance visit. None of the Lessor, the Owner Participant, the Certificate Holders or the Mortgagee shall have any duty to make any such inspection nor shall any of them incur any liability of obligations by reason of not making any such inspection.

     SECTION 13. Assignment. Except as provided in the Operative Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

     SECTION 14. Events of Default. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (1) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value, Special Termination Value or payments with respect to the purchase price of the Aircraft pursuant to Section 9(b) or 19(b) within ten (10) days after the same shall have become due; or

          (2) Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value, Termination Value and Special Termination Value or payments with respect to the purchase price of the Aircraft pursuant to Section 9(b) or 19(b)) after the same shall have become due and such failure shall continue for fifteen (15) days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless written notice is given by the Owner Participant to Lessee and the Mortgagee that such failure shall constitute an Event of Default); or

          (3) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) the property or liability insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

          (4) Lessee shall have failed to perform or observe (or caused to be performed and observed) any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by Lessor or the Mortgagee; provided, however, that if Lessee shall have undertaken to cure any such failure which arises under clause (ii) of Section 7(a)(1), or under the first sentence of Section 7(a)(2) as it relates to maintenance, service, repair or overhaul, or under Section 8 and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty-day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within one hundred eighty (180) days; or

          (5) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in the Tax Indemnity Agreement and such documents or certificates as are furnished to the Owner Participant solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose) shall prove to have been incorrect in any material respect at the time made; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Mortgagee advising Lessee of the existence of such incorrectness; or

          (6) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of 60 consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 60 consecutive days after the date of entry thereof; or

          (7) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of lessee to perform or observe any covenant, condition or agreement, or any error in a representation or warranty, shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

     SECTION 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as any such Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command program of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

          (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor, other than for gross negligence or willful misconduct, for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

          (b) sell the Aircraft at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

          (c) Lessor may hold, use, keep idle or lease to others the Aircraft, Airframe or any Engine or any part thereof, as Lessor, in its sole discretion, may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to the Aircraft on Lease Period Dates subsequent to the date upon which Lessee shall have been deprived of use of the Aircraft pursuant to this Section shall be reduced by the net proceeds, if any, received by Lessor from leasing the Aircraft, Airframe or any Engine or any part thereof to any Person other than Lessee;

          (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b) or (c) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that the Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates on or prior to the payment date so specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over (a) any unpaid Basic Rent with respect to the Aircraft for the remainder of the Term or (b) the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such Basic Rent or aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Debt Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed as hereafter in this Section 15 provided) as of the Lease Period Date specified as the payment date in such notice;

          (e) in the event Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph
     (d) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent with respect to the Aircraft due prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value Date on or immediately following the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

          (f) Lessor may terminate this Lease Agreement, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For purposes of paragraph (d) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. The cost of such appraisal or appointment shall be borne by Lessee.

     In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and, for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, the Mortgagee, the Owner Participant and the Certificate Holders in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

     At any sale of the Aircraft or any part thereof pursuant to this Section 15, Lessor, the Mortgagee, the Owner Participant or a Certificate Holder may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale; provided, however, that Lessee may not bid at any such public sale. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft, the Airframe or any Engine or any part thereof, in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 15.

     SECTION 16. Lessee's Cooperation Concerning Certain Matters.   (a)
Forthwith upon the execution and delivery of each Lease Supplement and Indenture Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee at its expense (except as otherwise provided in the Operative Documents) will cause such Lease Supplement, Indenture Supplement (and, in the case of the initial Lease Supplement and initial Indenture Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Mortgagee hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time reasonably request.

          (1) The Lessee will furnish to the Lessor, the Mortgagee, the Owner Participant and the Certificate Holders:

          (1) Quarterly Statements - Within sixty days after the end of the first, second, and third quarterly fiscal periods in each fiscal year of the Lessee duplicate copies of:

                         (1) a consolidated balance sheet of the Lessee as at
                    the end of such quarter setting forth in comparative form the amount for the end of the corresponding period of the preceding fiscal year,

                         (2) consolidated statements of income and retained
                    earnings of the Lessee for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                         (3) consolidated statements of cash flow of the Lessee
                    for the portion of the fiscal year ending with said quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year;

          (2) Annual Statements - Within 120 days after the end of each fiscal year, duplicate copies of:

                         (1) a consolidated balance sheet of the Lessee as at
                    the end of such year, and

                         (2) consolidated statements of income and retained
                    earnings and of cash flow of the Lessee for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing (which report may be adverse, qualified or disclaim an opinion);

          (3) SEC Reports - Promptly upon their becoming available, one copy of each financial statement, report, or proxy statement sent by the Guarantor to its shareholders generally, and of each regular or periodic report and any prospectus (in the form in which it becomes effective) filed by the Lessee or the Guarantor or any successor thereto, with the Securities and Exchange Commission or any successor agency; and

          (4) Notice of Default or Claimed Default -Immediately upon an officer of Lessee becoming aware of the existence of a Default or an Event of Default (or that the Lessor has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease), a written notice specifying the nature of the Default, Event of Default, or claimed default any such notice given or action taken by the Lessor and what action the Lessee is taking or proposes to take with respect thereto.

          (2) Commencing in 1993, on or before April 30/th/ of each year during the Term, Lessee will deliver to Lessor and the Mortgagee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.

     SECTION 17. Notices. All notices required under the terms and provisions hereof shall be in writing (including telex, telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received, (b) if given by certified mail, three Business Days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received or personally delivered, addressed:

          (1) if to Lessee, at P.O. Box 66100, Chicago, Illinois 60666 (or, if given by overnight delivery service, 1200 Algonquin Road, Elk Grove Township, Illinois 60007), Attention: Senior Vice President - Corporate Finance, telecopier number (312) 952-5204, telex number 287419 (Answerback:
     UNITEDEXO ELGR), or to such other address or telex or telecopier number as Lessee shall from time to time designate in writing to Lessor;

          (2) if to Lessor, at 777 Main Street, Hartford, Connecticut 06115,
     Attention: Corporate Trust Administration (M.S.N.-238), telecopier number
     (203) 240-7920, telex number 9-9339 (Answerback: CONNATBANKTTNBUS33), or to such other address or telex or telecopier number as Lessor shall from time to time designate in writing to Lessee;

          (3) if to the Mortgagee or the Participants, addressed to the Mortgagee or the Participants at such address or telex or telecopier number as the Mortgagee or the Participants shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Mortgagee or the Participants at its address or telecopier number set forth in Schedule I to the Participation Agreement; and

          (4) if to a Certificate Holder which is not a Loan Participant, addressed to the Certificate Holder at its address stated in the Loan Certificate Register maintained pursuant to the Trust Indenture.

A copy of each notice to Lessor shall be given concurrently by the sender thereof to the Owner Participant.

     SECTION 18. Net Lease, No Set-Off, Counterclaim, etc. This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. All Rent shall be paid by Lessee to Lessor in funds of the type specified in
Section 3(e). Except as provided in Section 3(g) hereof, Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, abatement, recoupment, deduction, defense or other right which Lessee may have against Lessor (in its individual capacity or as Owner Trustee under the Trust Agreement), the Mortgagee (in its individual capacity or as Mortgagee), the Participants, the Certificate Holders, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any default, misrepresentation or breach by Lessor, the Owner Participant or the Mortgagee of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, or the existence of any Liens or rights of others whatsoever with respect to the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Sublessee) for any reason whatsoever, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Sublessee) or any other Person, (iv) any damage to, or the destruction or loss of, all or any portion of the Airframe or any Engine from whatever cause, (v) the loss or theft of any portion of the Airframe or any Engine, (vi) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (vii) any interruption or cessation in, or the prohibition, limitation or restriction of Lessee's (or any Sublessee's), use of all or any part of the Airframe or any Engine, or the interference with such use by any Person for any reason whatsoever, (viii) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine, or the failure of this Lease to demise to Lessee the Airframe or any Engine or any portion thereof,
(ix) Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express provision of this Lease, (x) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use of the Airframe or any Engine or any portion thereof, or (xi) any other circumstance, happening or event whatsoever, whether or not foreseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees, without limitation of the other rights or remedies of Lessor hereunder, subject to the right of Lessee to setoff under Section 3(g) hereof, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof, had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or the Airframe or any Engine or any Part thereof, or to any abatement, suspension, deferment, return or reduction of any payment of Rent except in accordance with the express terms hereof.

     Lessee hereby acknowledges that Lessor, as Lessor under this Lease, and the Mortgagee, as assignee of the right, title and interest of Lessor under this Lease pursuant to the Trust Indenture, are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and that this Lease is a "lease" within the meaning of said Section 1110. Lessee agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with

Lessor's rights under Section 1110 of the Bankruptcy Code or any comparable or successor provision affording protection to lessors of aircraft.

     SECTION 19.  Renewal Options; Purchase Options; Valuation.   (1) Renewal
Options. (a) Fixed Renewal Terms. Not less than 360 days nor more than 510 days before the end of the Basic Term or any Fixed Renewal Term (as hereinafter defined), as the case may be, Lessee may, so long as no Event of Default or
Section 14(a), (b), (f) or (g) Default has occurred and is continuing, deliver to Lessor an irrevocable written notice (which at the option of Lessee made at any time prior to 90 days prior to the end of the Basic Term or such Fixed Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)) electing to renew this Lease (any such renewal term, a "Fixed Renewal Term") for an additional period of either two years or four years, with the first such period commencing at the end of the Basic Term and the second such period, if any, running consecutively from the end of the first such Fixed Renewal Term, for an annual Basic Rent equal to one-half of the average annual Basic Rent during the Basic Term; provided that the aggregate of all Fixed Renewal Terms shall not exceed four years.

          (b) Fair Market Renewal Term. At the expiration of the Basic Term, any Fixed Renewal Term, or any Fair Market Renewal Term (as hereinafter defined), as the case may be, so long as no Event of Default or Section 14(a),
(b), (f), or (g) Default shall have occurred and be continuing, Lessee shall have the option to renew this Lease for additional periods of at least two years (any such period to be an integral multiple of one year) (or, if such period would not be permitted pursuant to the conditions set forth in the fourth sentence of this Section 19(a)(2) but would be permitted if the Fair Market Renewal Term was less than two years, additional periods of at least one year (any such period to be an integral multiple of six months)) each for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (any such renewal term, a "Fair Market Renewal Term"). As a condition to its exercise of the option set forth in this Section 19(a)(2), Lessee shall at least 240 days prior to the commencement of any such Fair Market Renewal Term, notify Lessor of its demand for an appraisal procedure pursuant to the appraisal procedures of Section 19(c). The appraiser(s) so appointed shall determine, as evidenced by an appraisal reasonably satisfactory to the Owner Participant, the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration of such Fair Market Renewal Term. Lessee shall not be entitled to elect to renew this Lease for any Fair Market Renewal Term if, based upon the appraisal delivered pursuant to the preceding sentence, at the expiration of such Fair Market Renewal Term, (i) the remaining useful life would be less than 20% of the total useful life of the Aircraft, as determined by the appraiser(s), or (ii) the residual value of the Aircraft, as determined by the appraiser(s), would be less than 20% of Lessor's Cost (without taking into account inflation or deflation during the term). Each such option to renew shall be exercised upon delivery by Lessee to Lessor of irrevocable written notice of Lessee's intent to renew the Lease at least 360 days (but not more than 510 days) prior to the commencement of such Fair Market Renewal Term (which at the option of Lessee made at any time prior to 90 days prior to the anticipated commencement of such Fair Market Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)).

              (c) Waiver. If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or 19(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

              (d) Conditions Precedent, Payment of Basic Rent. At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing any Event of Default or a Section 14(a), (b), (f) or (g) Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has been determined as above provided, (i) this Lease (other than Section 9 hereof) shall continue in full force and effect during the Renewal Term, and (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in advance or arrears, as was the basis of the Basic Rent being paid immediately prior to such Renewal Term, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term.

              (e) Termination Value; Stipulated Loss Value. The amounts which are payable during any Renewal Term in respect of Termination Value and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term.

          (1) Purchase Options. Lessee shall have the option, upon not more than 510 days and not less than 360 days irrevocable prior written notice (which at the option of the Lessee made at any time prior to 90 days prior to the relevant purchase date may be deemed a notice of the applicable renewal option pursuant to Section 19(a)(1) or 19(a)(2) as the Lessee may designate) (each relevant purchase date being a "Purchase Option Date"), to terminate this Lease and to purchase the Aircraft:

          (1) on the last Business Day of the Basic Term for a purchase price equal to that percentage of Lessor's Cost indicated on Exhibit H hereto as the FPO Percentage;

          (2) on the last Business Day of the Basic Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date; and

          (3) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

Notwithstanding the foregoing but subject to the last sentence of this paragraph, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount of and interest on the Loan Certificates then outstanding. Upon payment to Lessor in immediately available funds of the full amount of the purchase price and payment of any other amounts then due hereunder (including all Rent (other than Basic Rent payable in advance and due on such Purchase Option Date) and all reasonable costs or expenses of the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft. Subject to compliance with Section 9(s) of the Participation Agreement and Section 2.12 of the Trust Indenture, Lessee may on any Purchase Option Date assume all the obligations of Lessor under the Trust Indenture and the Loan Certificates, in which event Lessee shall receive a credit against the aforementioned purchase price in an amount equal to the unpaid Original Amount of all Loan Certificates so assumed.

          (2) Valuation. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value or Fair Market Sales Value, the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(1) and Section 8, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and disregarding the purchase and renewal options of the Lessee provided in this Lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value or Fair Market Sales Value of the Aircraft. If the parties have not so agreed by 300 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within five Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such five Business Day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within five Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto. Lessee and Lessor shall share equally all expenses relating to such appraisal procedure.

     SECTION 20. Security for Lessor's Obligation to Holders of Loan Certificates. In order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Mortgagee this Lease and to mortgage the Aircraft in favor of the Mortgagee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee as mortgagee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Mortgagee (or, after receipt by Lessee of notice from the Mortgagee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to the Mortgagee and Lessee agrees that the Mortgagee's right to such payments hereunder shall be absolute and unconditional and, except as provided in Section 3(g), shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iii) of Section 18 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding the Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of the Mortgagee (except as provided in Section 9.1(a) of the Trust Indenture) and the Lessee agrees to provide to the Mortgagee a copy of all notices, consents, certificates or other information provided hereunder to the Lessor.

     SECTION 21. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five days after written notice as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

     SECTION 22.  Investment of Security Funds; Liability of Lessor Limited.
(a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Mortgagee, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $750,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, and (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (iv) overnight repurchase agreements with any financial institution having combined capital and surplus of at least $750,000,000 and a rating of AA or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation with any of the obligations described in clause (i) through (iv) as collateral. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Default or an Event of Default shall have occurred and be continuing. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Mortgagee, as the case may be) therefor on demand.

          (b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

     SECTION 23. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any Affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. This Lease shall in all respects be governed by and construed in accordance with, the internal laws of the State of New York including all matters of construction, validity and performance. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 24. Successor Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be executed repeatedly as long as this Lease shall be in effect.

                              *        *        *

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

                                       THE CONNECTICUT NATIONAL BANK, not in its individual capacity, except expressly provided in Section 22(b) hereof, but solely as Owner Trustee,

                                            Lessor



                                       By:
                                            _______________________________




                                       UNITED AIR LINES, INC.,

                                            Lessee



                                       By:
                                           _______________________________

                                                                       EXHIBIT A
                                                                              to
                                                                 Lease Agreement

                    LEASE SUPPLEMENT NO. 1 (1992 757 [__])
                    --------------------------------------

     LEASE SUPPLEMENT No. 1 (1992 757 [__]), dated December [__], 1992 between THE CONNECTICUT NATIONAL BANK, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (1992 757 [__]), dated as of December [__], 1992, between General Foods Credit Corporation, as Owner Participant, and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and UNITED AIR LINES, INC. ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement (1992 757 [__]), dated as of December 1, 1992, relating to one Boeing Model 757-222 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     /1/[The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.]

     /2/[The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, attached and made a part of Lease Supplement No. 1 dated December [__], 1992, to the Lease Agreement, has been recorded by the Federal Aviation Administration on _______________, as one document and assigned Conveyance No. __________________.]

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing

------------------------
     1  This language for Lease Supplement No. 1.
     2  This language for other lease Supplements.

     Model 757-222 Aircraft as of the date hereof, which Aircraft consists of the following companies:

               (i) Airframe: U.S. Registration No. _______; manufacturer's serial no. ______; and

               (ii) Engines: two (2) Pratt & Whitney Model PW2037 engines bearing, respectively, manufacturer's serial nos. _____ and _____ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

          2. The Closing Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Closing Date and end on December 1, 2014.

          3. The Stipulated Loss Value Date shall mean the 1st calendar day of each calendar month during the Interim Term, the Basic Term and any Renewal Term.

          4. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

          5. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and with defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company under the Purchase Agreement or otherwise.

          6.   The Commencement Date is July 1, 1993.

          7. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

          8. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                     *                *                 *

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.


                                       THE CONNECTICUT NATIONAL BANK, not in its individual capacity, but solely as Owner Trustee,

                                       Lessor



                                       By:_________________________________
                                       Title:



                                       UNITED AIR LINES, INC.,

                                       Lessee


                                       By:_________________________________
                                       Title:

     /3/[Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ___ day of December, 1992.



                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CONNECTICUT, NATIONAL ASSOCIATION, as
                                       Mortgagee



                                       By:_________________________________
                                            (Authorized Officer)

--------------------

  /3/  This language contained in the original counterpart only.

                                               Closing Date: December [__], 1992
                                                                        N[_____]

                                   Exhibit B

                              Schedule of Rentals

                       (As a percentage of Lessor's Cost)

Payment Date        Advance Rent        Arrears Rent        Excess Amount

                                               Closing Date: December [__], 1992
                                                                        N[_____]

                                   Exhibit C

                         Stipulated Loss Value Schedule

                       (As a percentage of Lessor's Cost)

          Payment Date           Stipulated Loss Value

                                               Closing Date: December [__], 1992
                                                                        N[_____]

                                   Exhibit D

                           Termination Value Schedule

                       (As a percentage of Lessor's Cost)


          Payment Date           Termination Value

                                                                       EXHIBIT E
                                                                              to
                                                                 Lease Agreement

                             RENT RECALCULATION AND
                          INDEMNIFICATION VERIFICATION
                          ----------------------------

     Any recalculation of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages pursuant to the Lease and any calculation of any payment to the Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by the Owner Participant, computed on the basis of the same methodology and assumptions used by the Owner Participant in determining the Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages as of the Closing Date except as such assumptions have been modified pursuant to Section 3 of the Lease, or the Tax Indemnity Agreement, and shall be effective upon such determination; provided, however, Lessee may request (A) Capstar Partners, Inc. or any other financial advisor to Lessee to verify such calculations but without any requirement that the Owner Participant disclose to such advisor such methodology and assumptions or its tax returns and (B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee (which may be the Owner Participant's independent public accountants) shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant), but in no event to the Lessee, such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm; provided, however, that, with respect to verification of indemnities not based upon actual Taxes, in no event shall Owner Participant be obligated to disclose its tax returns to such firm. In the event of a verification under clause (B) of this Exhibit E the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the Excess Amount, Stipulated Loss Values, Termination Values, Special Termination Values or indemnity payment in the Owner Participant's original statement in the Owner Participant's favor, the Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages shall be set forth in an amendment to the Lease. The parties hereby agree that the sole responsibility of Capstar Partners, Inc. or such other financial advisor or accounting firm shall be to verify the computation of any amounts hereunder and that matters of interpretation of the Operative Documents shall not be within the scope of such Person's responsibilities.

                                                                       EXHIBIT F
                                                                              to
                                                                 Lease Agreement

                      SCHEDULE OF COUNTRIES AUTHORIZED
                    FOR DOMICILE OF PERMITTED SUBLESSEES
                    ------------------------------------


               Australia             Malaysia
               Austria               Mexico
               Belgium               Netherlands
               Brazil                New Zealand
               Canada                Norway
               Denmark               Portugal
               Finland               Republic of China (Taiwan)
               France                Singapore
               Germany               South Korea
               Greece                Spain
               Iceland               Sweden
               Indonesia             Switzerland
               Ireland               Thailand
               Italy                 United Kingdom
               Japan                 Venezuela
               Luxembourg

                                                                       EXHIBIT G
                                                                              to
                                                                 Lease Agreement

                        SCHEDULE OF COUNTRIES AUTHORIZED
                           FOR AIRCRAFT REGISTRATION
                           -------------------------


                      Australia              Italy
                      Austria                Japan
                      Belgium                Netherlands
                      Canada                 New Zealand
                      Denmark                Spain
                      France                 Sweden
                      Germany                Switzerland
                      Greece                 United Kingdom

                                   EXHIBIT H

LESSOR'S COST, SPECIAL TERMINATION VALUES AND FPO PERCENTAGE


Lessor's cost:                 $46,000,000
Special Termination Values:    July 1, 2005:    /*/
                               July 1, 2009:    /*/
FPO Percentage:                50.0%





----------------------
     /*/ Each Special Termination Value shall be an amount determined by the Owner Participant in its sole discretion without any obligation to act in good faith.